Exhibit 10.1

AMENDMENT TO PROMISSORY NOTE

This Amendment, date as of February 12, 2014 (the “Amendment”) to that certain Promissory Note, dated and issued on February 12, 2013 (the “Note”), by On-Air Impact, Inc., a Nevada corporation (the “Company”), for the benefit of Virginia K. Sourlis (the “Holder”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, on February 12, 2013, the Company issued the Note to the Holder in the principal sum of $8,000.00 bearing interest at 0.0% per annum and maturing on the one year anniversary of the date issue date (the “Maturity Date”).

WHEREAS, as of the Maturity Date, the outstanding principal interest of the Note was $8,000.00

WHEREAS, the Note stipulated that the Note could be amended with the written approval of the Holder.

WHEREAS, the Company and Holder desire to amend the Note to extend the maturity date of the Note by one year.

NOW, THEREFORE, in consideration of the terms and conditions set out herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment: Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Note.

2. Amendments to the Note. As of the Effective Date (defined below), the Note is hereby amended or modified as follows:

(a) The section entitled, “Payment Schedule,” of the Note is hereby amended by deleting the words “one (1) year” and substituting in lieu thereof the words “two (2) years.” The revised section hereby now reads as follows:

Payment Schedule The principal amount and interest of this Note shall be payable within two (2) years from the date hereof. All payments hereunder shall be applied first to interest then to principal.

3. Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Note are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Note or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Note to “this Note,” “the Note,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Note in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Note, will mean and be a reference to the Note as amended by this Amendment.

4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:

(a) It has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Note as amended by this Amendment.

(b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.

(c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors’ rights generally or the effect of general principles of equity.

5. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of Nevada, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(f) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accounts and legal counsel).

[SIGNATURE PAGE FOLLLOWS]

On-Air Impact, Inc. – Virginia K. Sourlis – Amendment to 2/12/13 Promissory Note	Page 2

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first written above.

ON-AIR IMPACT, INC.

By:	/s/ Dorothy Whitehouse
Name:	Dorothy Whitehouse
Title:	President and Chief Executive Officer

/s/ Virginia K. Sourlis
Name:	Virginia K. Sourlis
Title:	Holder

On-Air Impact, Inc. – Virginia K. Sourlis – Amendment to 2/12/13 Promissory Note	Page 3